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                                                                   Exhibit 21.1

                          Subsidiaries of Dynegy Inc.
                            As of December 31, 2000

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Subsidiary                                      State or Jurisdiction of Incorporation
----------                                      --------------------------------------
1.  Dynegy Holdings Inc.                        Delaware
2.  Illinova Corporation                        Illinois
3.  Dynegy Global Communications, Inc.          Delaware
4.  Dynegy Power Corp.                          Delaware
5.  Dynegy Global Energy, Inc.                  Delaware
6.  DMT Holdings, Inc.                          Delaware
7.  Dynegy GP, Inc.                             Delaware
8.  Dynegy Midstream Services, L.P.             Delaware
9.  Dynegy Midwest Generation, Inc.             Illinois
10. Dynegy Upper Holdings, L.L.C.               Delaware
11. Dynegy Administrative Services Company      Delaware
12. Illinois Power Company                      Illinois
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